Exhibit 99.1

H C 2 H OLDINGS , I NC . © HC2 Holdings, Inc. 2015 Company Overview • June 2015

© 2015 H C 2 H OLDINGS , I NC . HC2 Holdings, Inc. 1 Diversified holding company seeking to acquire and build businesses that provide attractive growth parameters. Identity Goals Focus on majority interests in stable, cash flow generating businesses and early stage companies with significant upside opportunity.

© 2015 H C 2 H OLDINGS , I NC . Investment Highlights 2 Strong, proven management team led by Philip Falcone Access to a combination of operating entities that can not be replicated Controlling stakes in leading, stable, cash flow generating businesses Option value opportunities with significant equity upside potential Long - term strategy allows management teams the ability to execute business plans Diversification across a number of industries Financial flexibility W HY I NVEST IN HC2?

HC2 - Company Snapshot

Company Metrics

Fully Diluted Market Cap[1]: $416.1m

HC2 Corporate Debt[2]: $300.0m

Debt-to-Cap Ratio[2]: 72%

2014 Results

Pro-Forma Net Revenues[3]: $853.5m

Pro-Forma Adjusted EBITDA[3]: $69.0m

Consolidated Cash[4]: $108m

Schuff

- One of the largest steel fabrication and erection companies in the U.S.
- Backlog of $306.1 million at end of Q1 2015
- Debt[2]: $44.2m
- 91% ownership

Global Marine (GMSL)

- Offshore marine engineering and underwater services for subsea cable installation, maintenance and burial
- Debt[2]: $72.3m
- 97% ownership

Novatel Wireless

- Design and development of intelligent wireless solutions based on 2G, 3G and 4G Technology
- HC2 currently owns ~23% with additional warrants to increase ownership to 25%

American Natural Gas

- Premier distributor of natural gas motor fuel throughout the U.S.
- ANG is completing a private station for Tops to be launched in June 2015
- Debt[2]: $0.8m
- 51% ownership

Continental Insurance Group[5]

- Newly formed insurance unit.
- Executive Chairman: Jim Corcoran.
- Acquisition of American Financial Group's ("AFG") long-term care and life insurance businesses expected to close Q3
- 100% ownership

Pansend Holdings (Life Sciences)

Genovel Orthopedics: Partnering with NYU Medical, designing a next-generation treatment for patients who suffer from early osteoarthritis of the knee that seeks to improve their quality of life and lower costs.
R2 Dermatology (f/k/a GemDerm Aesthetics): Developing dermatological medical device utilizing exclusive licensing rights to certain patented technology developed at Mass General Hospital/Harvard.
BeneVir Biopharm, Inc.: Focused on immunotherapy with a lead compound BV-2711, an oncolytic virus platform for the treatment of solid tumors.

Technology Holdings

Nervve: Provider of video and image search technology for information extraction and powerful analytics applications for customers in the Government, Media & Entertainment, Social Media, Sports and Advertising markets.

Dusenberry Martin Racing: Owns the exclusive licensing rights to the NASCAR brand for interactive gaming platforms, including mobile games, console games and PC games. The company also owns all the game programming code and art animation developed for the NASCAR games.

1. Fully diluted market capitalization based on common stock price per share of $10.05 on June 22, 2015, includes preferred shares and options. 2. As of March 31, 2015. 3. As of December 31, 2014. Please see Appendix for reconciliations of non-GAAP financial measures. 4. As of December 31, 2014. Includes cash and cash equivalents. 5. Formed in Q2 2015.

© 2015 HC2 Holdings, Inc

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HC2 Value Philosophy

Clear focus on delivering sustainable value for all stakeholders

- Value operator with long-term outlook.
- Acquire controlling equity interests in diverse industries creating value through growth in operating subsidiaries.
- Strong capital base allows funding of subsidiary growth.
- Speed of execution gives HC2 a competitive advantage over traditional private equity firms.

Envision

We are visionaries: we search for unique deals and seek to build value over the long term. We target stable, cash flow generating businesses, and earlier stage companies with significant upside potential.

Empower Management

We take a hands-on approach and partner with management teams to establish and execute specific strategic operating objectives.


Envision
Empower
Execute

Execute

We believe our speed of execution is unparalleled and provides HC2 an advantage over our competitors. We capitalize on opportunities that will deliver sustainable value for our stakeholders.

© 2015 HC2 Holdings, Inc.
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© 2015 H C 2 H OLDINGS , I NC . HC2 Management Team 5 Philip A. Falcone Chairman of the Board, Chief Executive Officer and President Served as a director, Chairman of the Board and Chief Executive Officer of HRG Group Inc. (“HRG”) from July 2009 to December 2014 From July 2009 to June 2011, served as the President of HRG Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners, LLC (“Harbinger Capital”) Before founding Harbinger Capital in 2001, managed the High Yield and Distressed trading operations for Barclays Capital from 19 98 to 2000 Received an A.B. in Economics from Harvard University Paul K. Voigt Senior Managing Director Senior Managing Director since May 2014 and is involved with sourcing deals and capital raising Prior to joining HC2, served as Executive Vice President on the sales and trading desk at Jefferies from 1996 to 2013 Served as Managing Director on the High Yield sales desk at Prudential Securities from 1988 to 1996 Mr. Voigt received an MBA from the University of Southern California in 1988 after playing professional baseball. Graduated from the University of Virginia where he received a Bachelor of Science in Electrical Engineering Robert M. Pons Executive Vice President of Business Development Served as a director of HC2 since September 2011; also served as the President & CEO of HC2 from August 2013 to January 2014, and Executive Chairman from January 2014 to May 2014 Serves as Vice Chairman of MRV Communications, a global provider of optical solutions for carriers Prior to joining HC2, Mr. Pons was Chairman of Livewire Mobile and as Senior Vice President for Capital Markets at Cartesian Mr. Pons began his career in telecommunications working at the executive level at both MCI and Sprint, and received a B.A. from Rowan University Ian W. Estus M anaging Director Managing Director since May 2014 and is involved with sourcing deals and capital raising Prior to joining HC2, worked in portfolio management for HRG from 2013 to 2014 and Harbinger Capital from 2002 to 2013 Served in various roles at Smith Barney Asset Management from 1998 to 2002 Mr. Estus received a Bachelor of Science in Business Administration with a Concentration in Accounting from the University at Buffalo in 1998 Keith M. Hladek Chief Operating Officer Chief Financial Officer and Chief Operating Officer of Harbinger Capital since September 2009 From October 2009 to December 2014, served as a director of HRG Served as Controller at Silver Point Capital and held positions at GoldenTree Asset Management and Oak Hill Capital Management Mr. Hladek is a Certified Public Accountant and received a Bachelor of Science in Accounting from Binghamton University Michael Sena Chief Financial Officer Served as the Chief Accounting Officer of HRG from November 2012 to May 2015 From January 2009 to November 2012, held various accounting and financial reporting positions with the Reader’s Digest Association, Inc., last serving as Vice President and North American Controller Served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009 Held various positions with PricewaterhouseCoopers Mr. Sena is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Syracuse University Andrea L. Mancuso General Counsel & Corporate Secretary Served as Associate General Counsel in November 2011, became Acting General Counsel and Corporate Secretary in September 2013 and General Counsel and Corporate Secretary in March 2015 Served as Senior Counsel and Assistant Corporate Secretary of SRA International, Inc. from August 2010 to September 2011 From March 2002 to September 2009, served as a Corporate & Securities Associate at Arnold & Porter LLP law firm Ms. Mancuso r eceived a Juris Doctor from Georgetown Law Center and a Bachelor of Science from Lehigh University, and is also a Certified Public Accountant.

© 2015 H C 2 H OLDINGS , I NC . HC2 common stock price has trended positively in reaction to all deal activity and company announcements that have occurred since early 2014 2.83 4.05 4.43 5.59 8.20 8.43 9.20 10.70 11.35 Jan Mar May Jul Sep Nov 2015 Apr HRG Group acquires majority interest in "PTGi" 1/8/2014 HC2 acquires Schuff (65%) 5/29/2014 HC2 acquires Global Marine (97%) 9/22/2014 HC2 announces results of Schuff Tender Offer Company renamed "HC2" 4/14/2014 HC2’s initial interest In Novatel (17%) 9/7/2014 10/7/2014 $250M Senior Secured Notes Offering Closing 11/20/2014 NYSE Listing Announced 12/23/2014 HC2 FY2014 Earnings Release 3/16/2015 HC2 forms Continental Insurance Group 4/14/2015 2015 Note: As a result of the Schuff Tender, HC2’s ownership increased to 89% and subsequently through open market share purchases incre as ed to 91% HC2 Stock Performance / Key Milestones 6 $50M Tack - On to Senior Secured Notes 3/23/2015

Schuff International – Company Snapshot



Business Description

- Schuff operates as an integrated fabricator and erector of structural steel and heavy steel plate.
- The Company fabricates and erects structural steel for commercial and industrial construction projects including high and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas, shopping malls, hospitals, dams, bridges, mines and power plants.
- Facilities in the U.S. and Panama (JV).
- Founded in 1976 and headquartered in Phoenix, AZ.

Select Management

- Rustin Roach – President and CEO
- Michael Hill – CFO and Treasurer
- Scott Sherman – VP, General Counsel



Select Customers

amec
Balfour Beatty
DEVCON
FLUOR
McCARTHY
Howard S. Wright
HUNT Construction Group
SKANSKA
DPR Construction
Manhattan Construction
RYAN
Turner
Whiting-Turner
ZACHRY
CBI
Tutor Perini Building Corp

© 2015 HC2 Holdings, Inc
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Schuff International - Company Snapshot

SCHUFF STEEL SS	SCHUFF STEEL	SCHUFF STEEL MANAGEMENT COMPANY	AITKEN	SCHUFF HOPSA ENGINEERING
CORE ACTIVITIES	◆ One of the largest steel fabricators and erectors in the U.S.	◆ Provides project management capabilities for smaller projects, often leveraging subcontractors	◆ Manufactures equipment designed for use in the oil, gas, petrochemical and pipeline industries ◆ Pollution control scrubbers, tunnel liners, pressure vessels, strainers, filters and separators	◆ Panamanian Joint Venture with Empresas Hopsa, S.A and operates a steel fabrication facility, ◆ Strengthens Schuff's international presence
PRODUCTS AND SERVICE OFFERINGS	◆ Steel fabrication ◆ Erection services ◆ Structural engineering & design services ◆ Preconstruction engineering services	◆ Project management – On-time steel management ◆ Subcontracted erection services ◆ Fabrication services (subcontracted)	◆ Design engineering ◆ Fabrication services	◆ Design engineering ◆ Fabrication and erection services
INDUSTRIES SERVED	◆ Transportation ◆ Leisure ◆ Government ◆ Healthcare ◆ Industrial & mining ◆ Energy	◆ Retail ◆ Leisure ◆ Healthcare ◆ Industrial ◆ Convention & event centers ◆ Commercial	◆ Petrochemical ◆ Oil & gas infrastructure ◆ Pipelines	◆ Transportation ◆ Infrastructure ◆ Government ◆ Commercial ◆ Convention & event centers

FIRST QUARTER 2015 UPDATE

- Long-term contracted project revenues are supported by a strong pipeline of future projects and a stable backlog
- Backlog was $306.1 million at March 31, 2015; well-positioned for the balance of the year
- Select projects include:
    - Wilshire Grand Hotel
    - Apple World Headquarters
    - Sacramento Kings Arena

© 2015 HC2 HOLDINGS, INC.
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Global Marine Systems (GMSL) – Company Snapshot



Business Description

- Provides offshore marine engineering and underwater services for subsea cable installation, maintenance and cable protection requirements.
- Seeks to position itself as a key player to drive convergence of its maintenance service offering across the telecom, oil & gas, and subsea cabling markets.
- Has installed roughly 1/3rd of the world's subsea fiber optic cable.
- Founded in 1850.
- Headquartered in UK with major regional hub in Singapore.

Company Highlights

- Telecom services exhibit long-term maintenance contracts (5-7 years) with high renewal rates.
- High margins realized in oil & gas and offshore power segments due to implementation complexity.
- Competitive advantage due to its ability to move vessels between market sectors and from more complex service provisions (installation) to less complex (maintenance) services.

Select Customers

Technip, T-Mobile, bp, at&t, Sprint, ConocoPhillips, Prysmian Cables & Systems, tampnet, orange, SingTel

© 2015 HC2 Holdings, Inc
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Global Marine Systems (GMSL) – Company Snapshot

Global Marine Systems	Telecoms Maintenance	Telecoms Installation	Oil & Gas Installation	Offshore Power Installation Charters (Re-Entry expected 4Q 2015)
Core Activities	◆ Provision of vessels on standby to repair fiber optic telecoms cables in defined geographic zones. ◆ Location of fault, cutting out damaged parts, jointing and re-deployment of cables. ◆ Operation of depots storing cable and spare parts.	◆ Provision of turnkey repeated telecoms systems via Huawei Marine Networks ("HMN") joint-venture. ◆ "Installation only" contracts for telecoms customers. ◆ Services include route planning, route survey, cable mapping, route engineering, laying, trenching and burial at all depths.	◆ Fiber optic communications and power infrastructure to offshore platforms. ◆ Inter-platform and subsea well command & control and power. ◆ Permanent Reservoir Monitoring ("PRM") systems. ◆ Maintenance & Repair.	◆ Installation charters for inter-array power cables for offshore wind market. ◆ Planned market re-entry post November 2015 expiry of non-compete with Prysmian. ◆ Asian operations, notably in China, via Sino British Submarine Systems ("SSBS") joint venture.
Vessels	◆ Cable Retriever ◆ Pacific Guardian ◆ Wave Sentinel ◆ Wave Venture	◆ Cable Innovator ◆ CS Sovereign ◆ Networker	◆ Cable Innovator ◆ CS Sovereign ◆ Networker	◆ Cable Innovator ◆ CS Sovereign
Joint Venture	◆ Sino British Submarine Systems in Asia. ◆ Joint venture (49%) with China Telecom. ◆ International Cableship Pte Ltd ("ICPL"), joint venture (30%) with SingTel and ASEAN Cableship. ◆ SCDPL – joint venture. (40%) with SingTel	◆ Huawei Marine Networks ◆ Joint venture (49%) with Huawei Technologies. ◆ Sino British Submarine Systems in Asia. ◆ Joint venture (49%) with China Telecom.	◆ Sino British Submarine Systems in Asia. ◆ Joint venture (49%) with China Telecom.	◆ Sino British Submarine Systems in Asia. ◆ Joint venture (49%) with China Telecom.

First Quarter 2015 Update

- Extended subsea capability with the acquisition of a powerful jet trenching ROV
- Offshore Power: Planned market re-entry post November 2015 expiry of non-compete with Prysmian

© 2015 HC2 Holdings, Inc.

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Novatel Overview (NASDAQ: MIFI)

NOVATEL WIRELESS

As of March 2015, HC2 owned approximately 23% of Novatel, with additional warrants to increase ownership to 25%.

- Leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies.
- Headquartered in San Diego, California, Novatel Wireless, Inc. has been issued over 54 technology patents and has established partnerships with leading telecom operators, infrastructure providers, device manufacturers and enterprises around the world.
  - Delivers Internet of Things (IoT) and Cloud SAAS services to carriers, distributors, retailers, OEMs and vertical markets worldwide.
  - Novatel Wireless' intelligent mobile hotspot products, software, USB modems, embedded modules and smart M2M solutions provide innovative anywhere, anytime communications solutions for consumers and enterprises.
- Best-in-class wireless broadband access solutions:
  - MiFi® Intelligent Mobile Hotspots.
  - Ovation™ USB modems.
  - Expedite® embedded modules.
- Broad portfolio of future-proof M2M solutions:
  - Mobile Tracking – MT device portfolio for fleet management, insurance telematics, User Based Insurance (UBI), vehicle recovery, Buy-Here-Pay-Here (BHPH) and mobile workforce & personal tracking.
  - Asset Tracking – AT device portfolio for tracking high-value assets.
  - Enabler Smart M2M Modules – SA device portfolio for telemetry, supply and cold chain, industrial automation, asset monitoring, and control.

© 2015 HC2 Holdings, Inc.

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American Natural Gas Overview

In August 2014, HC2 acquired $15.5 million of convertible preferred for 51% of equity.

- ANG has in-depth experience in the natural gas fueling industry.
- Designs, builds, owns, operates and maintains compressed natural gas ("CNG") fueling stations for transportation.
- Building a premier network of publically accessible heavy duty CNG fueling stations throughout the United States designed and located to serve fleet customers.
- Plans for rapid development, with 60 CNG fueling stations by 2017.
- American transportation sector is rapidly converting from foreign-dependent diesel fuel to clean burning natural gas, which dramatically reduces emissions, extends truck life and significantly reduces fuel cost.
- Given the cost effectiveness of CNG, its environmental friendliness and the abundance of natural gas reserves in the United States, CNG is the best candidate for alternatives to gasoline and diesel for the motor vehicle market.
- **Q1 2015 Update:** ANG is completing a private station for Tops Friendly Markets, a leading full-service grocery retailer in upstate New York, to be launched in June.

© 2015 HC2 Holdings, Inc.

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Continental Insurance Group ("CIG") Overview

In April 2015, HC2 established CIG as its insurance platform led by industry veteran Jim Corcoran, as Executive Chairman.

- The formation of Continental Insurance Group is consistent with HC2's overall strategy of taking advantage of a dislocated and undervalued long-term care and life insurance sector.
- Through CIG, HC2 intends to build an attractive platform of insurance businesses.
- Jim Corcoran, Executive Chairman, has extensive experience in the insurance industry on both the corporate and regulatory side as the former Superintendent of Insurance of the State of New York.
- In April 2015, HC2 signed definitive agreement to acquire American Financial Group's long-term care and life insurance businesses, United Teacher Associates Insurance Company and Continental General Insurance Company.
  - Transaction expected to close during third fiscal quarter.
  - Combined measures as of December 31, 2014:
    - Statutory capital approximately $78 million.
    - ~$1.2 billion insurance portfolio.

© 2015 HC2 Holdings, Inc.

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© 2015 H C 2 H OLDINGS , I NC . In October 2014, HC2 made an initial contribution of $5 million in convertible preferred equity Subsequent financing increased the total to $5.6 million Headquartered in Buffalo, NY; Offices in VA and NY. Nervve has developed the fastest, most accurate video search technology in the world, able to search an hour of video in less than 5 seconds. The core technology utilizes a search by example methodology to automatically search massive amounts of video and image data for objects of interest. It will potentially change the way people think of search engine capabilities . In January 2014, Nervve entered into a strategic agreement with In - Q - Tel, the independent investment firm that identifies innovative technology solutions to support the missions of the U.S. Intelligence Community. In the era of Big Data, Nervve is revolutionizing the way organizations are able to exploit massive amounts of video and images, benefitting social media platforms, media and entertainment companies, the DoD/Intel Community, public safety and any digital advertising platform. Nervve 14

© 2015 H C 2 H OLDINGS , I NC . On December 31, 2014, HC2 / DMR completed a $6 million asset purchase agreement to acquire worldwide exclusive licensing rights to the NASCAR brand for interactive gaming, including mobile, console and PC games. DMi , Inc., doing business as Dusenberry Martin Racing, owns all the code, artwork and animation previously developed for the games. The partnership also provides NASCAR with warrants in the company to participate in the value creation that will come from developing new games and new strategic relationships that are being developed through the game platforms. Headquartered in Charlotte, NC in NASCAR Hall of Fame building. Dusenberry Martin Racing ’s license also extends to NASCAR racetracks and all the leading NASCAR race teams and drivers. Tom Dusenberry, CEO, was the Founder and President of Hasbro Interactive . He is credited with acquisitions including Atari and Wizards of the Coast. Currently working on several games including an all - new NASCAR racing simulation game for PlayStation 4, Xbox One, PC and mobile games that are expected to be released in 2016. Q1 2015 Update: Announced its NASCAR® ’15 racing game will launch exclusively at GameStop for the Xbox 360 and PlayStation 3 on May 22, 2015. Dusenberry Martin Racing ( DMi , Inc.) 15

Other Operating Entities

PTGi International Carrier Services, Inc. ("PTGi ICS")

- Leading international wholesale telecom service company providing voice and data call termination to the telecom industry worldwide.
- In business for over a decade with regional presence in the USA, Europe, Asia, and Latin America.
- Owns and operates its own global network of next-generation IP soft switches and media gateways, connecting the networks of incumbent telephone companies, mobile operators and OTT companies worldwide.
  - Employs the latest technology to ensure voice quality through quality routing analytics.
  - Increased consumer satisfaction and customer revenue through direct routing partitions worldwide.
  - Domestic USA termination nationwide to both USA consumers and customers worldwide.

R2 Dermatology (f/k/a GemDermAesthetics, Inc.)

- On December 8, 2014, HC2 financed $9.9 million in Series A convertible preferred equity.
- Headquartered in Northern Virginia with plans to relocate to the San Francisco Bay Area.
- Developing dermatological medical device utilizing exclusive licensing rights to a novel technology developed at Mass General Hospital/Harvard.

Genovel Orthopedics, Inc.

- Next-generation treatment for patients who suffer from early osteoarthritis of the knee that seeks to improve their quality of life and lower costs.
- The technology was designed by researchers at the NYU School of Medicine and NYU-Polytechnic.
- Signed a research and license agreement with New York University for the development and commercialization of the technology.

BeneVir Biopharm, Inc.

- Focused on immunotherapy with a lead compound BV-2711, an oncolytic virus platform for the treatment of solid tumors.
- The company holds in exclusive worldwide license to develop BV-2711, a patent-protected novel compound.

© 2015 HC2 Holdings, Inc.
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Safe Harbor Disclaimers

Limitations on the Use of Information. This company overview has been prepared by HC2 Holdings, Inc. (the "Company" or "HC2") solely for informational purposes, and not for the purpose of updating any information or forecast with respect to the Company or any of its affiliates or any other purpose. This information is subject to change without notice and should not be relied upon for any purpose. Neither the Company nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. In furnishing this information and making any oral statements, neither the Company nor any of its affiliates undertakes any obligation to provide the recipient with access to any additional information or to update or correct such information. The information herein or in any oral statements (if any) are prepared as of the date hereof or as of such earlier dates as presented herein; neither the delivery of this document nor any other oral statements regarding the affairs of Company or its affiliates shall create any implication that the information contained herein or the affairs of the Company or its affiliates have not changed since the date hereof or after the dates presented herein (as applicable); that such information is correct as of any time subsequent to its date; or that such information is an indication regarding the performance of the Company or any of its affiliates since the time of the Company's or such affiliates latest public filings or disclosure. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors.

Special Note Regarding Forward-Looking Statements. This document contains, and oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing the offering and other actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will,'" "could," "might," or "continues" or similar expressions. These statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions, trading characteristics of the HC2 common stock, the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management's plans, changes in regulations, taxes and the risks that may affect the performance of the operating subsidiaries of HC2 and those factors listed under the caption "Risk Factors" in HC2's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HC2 nor any its affiliates undertakes any duty or responsibility to update any of these forward looking statements to reflect events or circumstances after such dates or to reflect actual outcomes.

Not an Offer or a Solicitation. This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with the Company or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation.

Non-U.S. GAAP Measures. Management believes that certain non-U.S. GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. HC2 uses the non-U.S. GAAP financial measures of Pro forma Net Revenue and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Pro forma Net Revenue includes the as reported revenue for the comparable prior period adjusted for revenues from acquired businesses, subsequent to that period's end, made to facilitate direct comparison to the as reported revenue for the current period. Management believes that presenting Pro forma Net Revenue is important to understanding the Company's financial performance, providing better analysis of trends in our underlying businesses as it allows for comparability to prior period results. Management believes that Adjusted EBITDA is significant to gaining an understanding of HC2's results as it is frequently used by the financial community to provide insight into an organization's operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company's ability to service debt. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Management provides the aforementioned information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace U.S. GAAP financial results and should be read in conjunction with those U.S. GAAP results.

By accepting this document, each recipient agrees to and acknowledges the foregoing terms and conditions.

© 2015 HC2 Holdings, Inc.
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Appendix: Reconciliations

© 2015 H C 2 H OLDINGS , I NC . Reconciliation of Pro forma Net Revenue To U.S. GAAP Net Revenue 19 Years Ended Year-over-Year   2014 2013 Net % of Net % of (in thousands) Revenue Total Revenue Total Variance Variance % Telecommunications 161,953 19.0% 230,686 28.8% (68,733) -29.8% Manufacturing 526,141 61.6% 416,142 51.9% 109,999 26.4% Marine Services 163,595 19.2% 154,862 19.3% 8,733 5.6% Utilities 1,839 0.2% - 0.0% 1,839 100.0% Total Net Revenue - pro forma 853,528 100.0% 801,690 100.0% 51,838 6.5% Less net revenue from: Manufacturing (177,823) (416,142) Marine Services (132,503) (154,862) Total Net Revenue - GAAP 543,202 230,686

Reconciliation of Adjusted EBITDA To U.S. GAAP Net Income

	As Reported	Pro Forma				
	HC2 Holdings, Inc. Year Ended December 31, 2014	Schuff Year Ended December 31, 2014 (1)	GMSL Year Ended December 31, 2014 (2)	ICS Year Ended December 31, 2014 (3)	Other Year Ended December 31, 2014 (4)	HC2 Holdings, Inc. Year Ended December 31, 2014
Net income (loss)	$ (12,107)	$ 19,278	$ 27,796	$ (1,342)	$ (32,977)	$ 12,755
Adjustments to reconcile net income (loss) to Adjusted EBIT:						
Asset impairment expense	291	-	-	291	-	291
(Gain) loss on sale or disposal of assets	(162)	(2)	104	(160)	-	(58)
Interest expense	10,754	1,627	4,708	1	9,127	15,463
Amortization of debt discount	1,593	-	-	-	1,593	1,593
Loss on early extinguishment of debt	11,969	-	-	-	11,969	11,969
Interest income and other expense, net	(436)	(476)	(3,174)	(85)	174	(3,561)
Foreign currency (gain) loss	(1,061)	-	764	(414)	222	572
(Gain) loss from sale of discontinued operations	121	-	-	-	121	121
Gain (loss) from discontinued operations	25	35	3,007	-	36	3,078
Income tax (benefit) expense	(24,484)	13,318	1,069	-	(34,245)	(19,858)
(Income) from equity investees	(3,359)	-	(7,201)	-	886	(6,315)
Acquisition and related charges	13,044	-	-	-	13,044	13,044
Noncontrolling interest	2,559	3,569	2,821	-	(570)	5,820
Share-based payment expense	11,487	-	-	-	11,487	11,487
Adjusted EBIT	10,234	37,349	29,894	(1,709)	(19,133)	46,401
Depreciation and amortization	4,617	4,139	13,059	528	485	18,211
Depreciation and amortization (included in cost of revenue)	4,338	4,338	-	-	-	4,338
Adjusted EBITDA	$ 19,189	$ 45,826	$ 42,953	$ (1,181)	$ (18,648)	$ 68,950

© 2015 HC2 Holdings, Inc.
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H C 2 H OLDINGS , I NC . © HC2 Holdings, Inc. 2015 Company Overview • June 2015 Ashleigh Douglas • ir@hc2.com • 212.235.2691 • 450 Park Avenue, 30 th Floor, New York, NY 10022